Exhibit 3.4b

       BYLAW AMENDMENTS APPROVED AT ANNUAL MEETING OF
             SHAREHOLDERS HELD ON JULY 30, 1998



      A. Article II, Section 3. SPECIAL MEETINGS, was amended to add to the end thereof the following:


                  "Notwithstanding   anything   to  the
                  contrary  contained  above  from  and
                  after  the  effective  date  of  this
                  amendment until the conclusion of the
                  Corporation's 1999  Annual Meeting of
                  Stockholders, the stockholders of the
                  Corporation may not  call any special
                  meeting of  stockholders  and special
                  meetings of stockholders  may only be
                  called by the  Board  of Directors of
                  the Corporation."


      B.    A new Section 15 was added to Article II as follows:


                  "Section 15.  1999  ANNUAL MEETING OF
                  STOCKHOLDERS.       Prior    to   the
                  conclusion of the 1999 Annual Meeting
                  of   Stockholders,   the   Board   of
                  Directors will  not  adopt any bylaws
                  or  take   any   other  actions  that
                  interfere   with    the   rights   of
                  stockholders  to  nominate  and elect
                  three directors  at  such  meeting in
                  accordance with  the existing Bylaws,
                  unless   such   actions   have   been
                  approved by the stockholders."


      C.    Article  III,  Section  2.  NUMBER  OF  DIRECTORS was
            amended  to  delete  the   remainder  of  the  second
            sentence after "directors" on the fourth line and insert in lieu thereof:


                  "or   a   majority    vote   of   the
                  outstanding shares  entitled  to vote
                  thereon."
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      D.    Article IX, Section 1.  AMENDMENT BY STOCKHOLDERS was
            amended to delete "Sections  3  and 14 of Article II,
            Section 2 of  Article  III  and  Sections  1 and 2 of
            Article IX" commencing on the fifth line thereof and insert in lieu thereof:

                  "Section 3 of Article II and Sections
                  1 and 2 of Article IX"


As Secretary of the Corporation I hereunto fix my signature on November 12, 1998.




                             BY:___/s/ Alan D. Bloom______
                                       Alan D. Bloom
                                         Secretary